UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

(Exact name of Registrant as specified in its charter)

District of Columbia	52-0891669
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20701 Cooperative Way, Dulles, Virginia, 20166
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes)	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-221261

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

National Rural Utilities Cooperative Finance Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated April 29, 2019 (the “Prospectus Supplement”) to a prospectus dated November 1, 2017 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-221261) (the “Registration Statement”), which Registration Statement was filed with the SEC on November 1, 2017 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Subordinated Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of October 15, 1996, between the Company and U.S. Bank National Association, as successor trustee, relating to the subordinated debt securities (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 1996).

4.2	Form of 5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2019	National Rural Utilities Cooperative Finance Corporation

	By:	/s/ J. Andrew Don
Name: J. Andrew Don
Title: Senior Vice President and
Chief Financial Officer